Exhibit 3.17

ARTICLES OF INCORPORATION

OF

DTM COCONUT GROVE, INC.

ARTICLE I

The name of the corporation is DTM COCONUT GROVE, INC.

ARTICLE II

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

The corporation initially will engage in the business of managing hotels and in other businesses, services and activities related thereto, as principal or agent, in partnership, joint venture or other association, or otherwise. The corporation’s period of duration is perpetual.

ARTICLE IV

The corporation shall have authority to issue one class of voting common stock consisting of one hundred thousand shares with a par value of one dollar per share.

ARTICLE V

The bylaws shall fix the number of persons to serve on the board of directors. The name and address of the person who shall serve as the original board of directors of the corporation is as follows:

James N. Schmidt

6225 North 24th Street, Suite 200

Phoenix, Arizona 85016.

ARTICLE VI

Keith W. Ragan, of 1900 United Bank Tower, 3300 North Central Avenue, Phoenix, Arizona 85012, is appointed as the initial statutory agent of the corporation.

ARTICLE VII

The names and addresses of the incorporators are as follows: Keith W. Ragan, 1900 United Bank Tower, 3300 North Central Avenue, Phoenix, Arizona 85012; and James A. Burns, 1900 United Bank Tower, 3300 North Central Avenue, Phoenix, Arizona 35012. All powers, duties and responsibilities of the incorporators shall cease upon delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

DATED this 27th day of May, 1987.

/s/ Keith W. Ragan
Keith W. Ragan

/s/ James A. Burns
James A. Burns

I, Keith W. Ragan, having been designated to act as statutory agent of DTM Coconut Grove, Inc., do hereby consent to serve in such capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Keith W. Ragan
Keith W. Ragan

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

        DTM COCONUT GROVE, INC.

1.	The name of the Corporation is DTM COCONUT GROVE, INC.

2.	The current known place of business is

410 N. 44TH ST. # 700

PHOENIX AZ 85008

3.	The name and address of the current statutory agent is

DAVID L. STIVERS

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

☒	The known place of business is to be changed. The street address of the new known place of business is

3636 NORTH CENTRAL AVENUE

PHOENIX, AZ 85012

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue, Phoenix, AZ 85012

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

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and the statutory agent has given the Corporation written notice of this change.

DATED this 9 day of October, 1998.

DTM COCONUT GROVE, INC.
(Name of Corporation)

By	/s/ Peter H. Kesser
Peter H. Kesser, V. Pres/Sec.
(Name) (Title)

(Statutory Agent)*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 9th day of Oct, 1998.

Corporation Service Company

Signed	/s/ Deborah D. Skipper
Deborah D. Skipper Asst VP
(Print Name)
*(required only if a new statutory agent is appointed)

IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS

OR STATUTORY AGENT, OR BOTH

OF

DTM COCONUT GROVE, INC.

Pursuant to the provisions of Section 10-502 or Section 10-1508 of the Arizona Business Corporation Act the undersigned corporation, organized under the laws of ARIZONA, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:

FIRST: The name of the corporation is: DTM COCONUT GROVE, INC.

                                                                                                                                                                                                                     .

SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address: c/o Corporate Tax Dept., 755 Crossover LN Memphis, TN 38117

2nd Corporate address (only applies to foreign corporations):

THIRD: The address to which its known place of business is to be changed is:

1st Corporate address (mailing address should be): c/o C T CORPORATION SYSTEM 3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

2nd Corporate address (only applies to foreign corporations):

755 Crossover Lane, Memphis, TN 38117

FOURTH: The name and address of its present statutory agent is:

Corporation Service Company

3636 N Central Ave., Phoenix AZ 85012

FIFTH: The name and address of its successor statutory agent or the new address is:

C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

SIXTH: Such change was duly authorized by the corporation.

Dated 08/23/99

DTM COCONUT GROVE, INC.

By	/s/ J. KENDALL HUBER
J. KENDALL HUBER
(Name)
PRESIDENT
(Title)

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ John J Linnihan
John J Linnihan
(Name)
Asst. VP
(Title)

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTM Coconut Grove, Inc.

1.	The name of the Corporation is DTM Coconut Grove, Inc.

2.	The current known place of business is

9336 Civic Center Drive

Beverly Hills, CA 90210

3.	The name and address of the current statutory agent is

CT Corporation System

3225 North Central Avenue

Phoenix, AZ 85012

☐	The known place of business is to be changed. The street address of the new known place of business is

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue

Phoenix, Arizona 85012

1300 West Washington, Phoenix, Arizona 85007

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                                     ,

and the statutory agent has given the Corporation written notice of this change.

DATED this 6 day of September, 2000.

DTM Coconut Grove, Inc.
[Name of Corporation]

By	/s/ Vivien S. Mitchell
Vivien S. Mitchell, Vice President [Name] [Title]

[Statutory Agent]*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 8 day of Sept, 2000.

Corporation Service Company

Signed by:	/s/ Bobbie Hall
Bobbie Hall, Asst. Vice President
[Print Name]
*(required only if a new statutory agent is being appointed)

PROFIT CORPORATIONS, PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

CORPORATION

STATEMENT OF CHANGE OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS

1. The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

DTM COCONUT GROVE, INC.

2. The ACC File Number is

01958517

3. The known place of business currently on file with the ACC is:

% CORPORATION SERVICE COMPANY

818 E OSBORN RD

PHOENIX, AZ 85014

4. The address of the current statutory agent on file with the ACC is:

818 E OSBORN RD

PHOENIX, AZ 85014

5. The name of the current statutory agent is:

CORPORATION SERVICE COMPANY

6. The new address of the statutory agent in Arizona is:

2338 W. ROYAL PALM ROAD

SUITE J

PHOENIX, AZ 85021

7. The statutory agent has given the Corporation written notice of this change.

8. If the corporation indicates its known place of business is to be our (the statutory agent) address, please update accordingly.

Dated: August 27, 2003

CORPORATION SERVICE COMPANY

/s/ John H. Pelletier
John H. Pelletier, Asst. VP